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                                                                   EXHIBIT 10.50

                                 PLUMAS BANCORP

                       NONQUALIFIED STOCK OPTION AGREEMENT

         This Nonqualified Stock Option Agreement (the "Agreement") is made and entered into as of the 18th day of December, 2002, by and between Plumas Bancorp, a California corporation (the "Company"), and Jerry V. Kehr ("Optionee");

         WHEREAS, pursuant to the Plumas Bank 2001 Stock Option Plan, as amended (the "Plan"), a copy of which is attached hereto, the Board of Directors of the Company has authorized granting to Optionee, a nonqualified stock option to purchase all or any part of Three Thousand Seven Hundred Fifty (3,750) authorized but unissued shares of the Company's common stock for cash at the price of Sixteen Dollars and Thirteen Cents ($16.13) per share, such option to be for the term and upon the terms and conditions hereinafter stated;

         NOW, THEREFORE, it is hereby agreed:

         1. GRANT OF OPTION. Pursuant to said action of the Board of Directors and pursuant to authorizations granted by all appropriate regulatory and governmental agencies, the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, all or any part of Three Thousand Seven Hundred Fifty (3,750) shares of the Company's common stock (hereinafter called "Stock") at the price of Sixteen Dollars and Thirteen Cents ($16.13) per share, which price is not less than one hundred percent (100%) of the fair market value of the Stock as of the date of action of the Board of Directors granting this option, except if the Optionee who owns more than 10% of the voting power of the Company, its parents or subsidiaries in which case the price shall be no less than 110% of the fair market value of the Stock as of the date of action of the Board of Directors granting this option as provided in Rule
260.140.41 of Title 10 of the California Code of Regulations.

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         2.       EXERCISABILITY. This option shall be exercisable as to One
Thousand Two Hundred Fifty Shares as of December 18, 2003, One Thousand Two Hundred Fifty Shares as of December 18, 2004, One Thousand Two Hundred Fifty Shares as of December 18, 2005. This option shall remain exercisable as to all of such shares until December 18, 2012, (but not later than ten (10) years from the date this option is granted) unless this option has expired or terminated earlier in accordance with the provisions hereof. Shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this option.

         3. EXERCISE OF OPTION. This option may be exercised by written notice delivered to the Company stating the number of shares with respect to which this option is being exercised, together with the full purchase price for such shares with a cashier's check or subject to applicable law, with Company common stock previously acquired by the optionee and held by the optionee for a period of at least six months. The equivalent dollar value of shares of Company common stock used to affect an exercise shall be the fair market value of such shares on the date of the applicable exercise. Not fewer than ten (10) shares may be purchased at any one time unless the number of shares purchased is the total number of shares which is exercisable at such time, and in no event may the option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.

         4. CESSATION OF DIRECTORSHIP OR EMPLOYMENT. Except as provided in Paragraphs 2 and 5 hereof, if Optionee shall cease to be a director or an employee of the Company or a subsidiary corporation for any reason other than Optionee's death or disability [as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")], this option shall expire three (3) months thereafter. During the three (3) month period this option shall be exercisable only as to those installments, if any, which had accrued as of the date when Optionee ceased to be a director or an employee of the Company or a subsidiary corporation.

         5. TERMINATION OF EMPLOYMENT FOR CAUSE. If Optionee's employment with the Company or a subsidiary corporation is terminated for cause, this option shall expire immediately, unless reinstated

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by the Board of Directors within thirty days (30) days of such termination by giving written notice of such reinstatement to Optionee at his or her last known address. In the event of such reinstatement, Optionee may exercise this option only to such extent, for such time, and upon such terms and conditions as if Optionee had ceased to be an employee of the Company or a subsidiary corporation upon the date of such termination for a reason other than cause, death or disability. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

         6. NONTRANSFERABILITY; DEATH OR DISABILITY OF OPTIONEE. This option shall not be transferable except by will, by the applicable laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by given to "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e), and this option shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies while serving as a director or an employee of the Company or a subsidiary corporation, or during the three (3) month period referred to in Paragraph 4 hereof, this option shall expire one (1) year after the date of Optionee's death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise this option as to those shares for which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be a director or an employee of the Company or a subsidiary corporation.

         If Optionee terminates his or her directorship or employment because of disability, Optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, or before the expiration date specified in Paragraph 2 hereof, whichever is earlier.

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         7.       EMPLOYMENT. This Agreement shall not obligate the Company or a subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Company or a subsidiary corporation to reduce Optionee's compensation.

         8. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a shareholder with respect to the Company's stock subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

         9. MODIFICATION AND TERMINATION. The rights of Optionee are subject to modification and termination upon the occurrence of certain events as provided in Sections 13 and 14 of the Plan.

         10. NOTIFICATION OF SALE. Optionee agrees that Optionee, or any person acquiring shares upon exercise of this option, will notify the Company not more than five (5) days after any sale or other disposition of such shares. No shares issuable upon the exercise of this option shall be issued and delivered unless and until the Company has fully complied with all applicable requirements of any regulatory agency having jurisdiction over the Company, and all applicable requirements of any exchange upon which stock of the Company may be listed.

         11. NOTICES. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its President or Chief Financial Officer at its main office and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its President or Chief Financial Officer.

         12. INFORMATION TO OPTIONEES. The Company agrees to provide Optionee with the financial statements of the Company on an annual basis in compliance with Rule 260.140.46 of the Title 10 of the California Code of Regulations.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPTIONEE                                 PLUMAS BANCORP

/s/ Jerry V. Kehr                        By       /s/ Daniel E. West
---------------------------                -----------------------------------
Jerry V. Kehr                              Daniel West, Vice Chairman of the
                                           Board

                                         By       /s/ Terrance J. Reeson
                                           -----------------------------------
                                           Terrance J. Reeson, Secretary

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